FOURTH AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS FOURTH AMENDMENT dated as of September 1, 2014, to the Fund Administration Servicing Agreement, dated as of October 23, 2009, as amended November 8, 2011, February 14, 2012, and February 21, 2013 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the “Trust”) on behalf of the Gerstein Fisher Funds (the “Funds”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS

By:   /s/ John P. Buckel

Printed Name:   John P. Buckel

Title:   President
U.S. BANKCORP FUND SERVICES, LLC

By:    /s/ Michael R. McVoy

 Printed Name:   Michael R. McVoy

Title:  Executive Vice President

Amended Exhibit B to the
Fund Administration Servicing Agreement – Trust for Professional Managers
Gerstein Fisher Funds FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at September 1, 2014
Annual Fee Based Upon Average Net Assets Per Fund*
        ____ basis points on the first $____
        ____ basis points on the next $____
        ____ basis points on the balance
Minimum annual fee:  $____ per fund (Reduced to $____ for year 1 & 2)
▪          Additional fee of $____ for each additional class
▪          Additional fee of $____ per manager/sub-advisor per fund
Services Included in Annual Fee Per Fund
▪          Daily performance reporting
▪          Advisor Information Source Web portal
▪          USBFS Legal Administration (e.g., registration statement update)

Combined CCO Annual Fees (due to change in distributor of the Funds to GFA Securities)
▪          $____

Gerstein Fisher Multi-Factor Growth Equity Fund & Gerstein Fisher Multi-Factor Global Real Estate Securities Fund
▪          $____ per fund (subject to change based on Board review and approval)

Gerstein Fisher Multi-Factor International Growth Equity Fund (subject to change based on Board review and approval)
▪          ____ annually (November 2012 to October 2013)
▪          ____ annually (November 2013 to October 2014)
▪          ____ annually (November 2014 to October 2015)

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board materials, and additional services mutually agreed upon.

Additional Fund Legal Services
▪          Subsequent new fund launch - $____ per fund
▪          Subsequent new share class launch - $____ per project
*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s signature below acknowledges approval of the fee schedules on this Amended Exhibit B.
By:  Gerstein, Fisher & Associates, Inc.

Name: /s/ Gregg S. Fisher____________________________

Title:  President__________________________          Date: _9/15/14_____________________________

Amended Exhibit B (continued) to the Fund Administration Servicing Agreement – Trust for Professional Managers

FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at March 1, 2013
Multiple Classes
Add the following for each class beyond the first class:
▪          ____ basis point at each level
▪          $____ /class minimum

Additional Legal Services
▪          Subsequent new fund launch – $____ /project
▪          Subsequent new share class launch – $____ /project
▪          Multi-managed funds – as negotiated based upon specific requirements
▪          Proxy – as negotiated based upon specific requirements

Daily Pre- and Post-Tax Performance Reporting
▪          Performance Service – $____ /CUSIP per month
▪          Setup – $____ /CUSIP
▪          Conversion – quoted separately
▪          FTP Delivery – $____ setup /FTP site

Daily Compliance Services (Charles River)
▪          Base fee – $____ /fund per year
▪          Setup – $____ /fund group
▪          Data Feed  – $____ /security per month

Electronic Board Materials
▪          USBFS will establish a unique client board URL and load/maintain all fund board book data for the main fund board meetings and meetings for up to two separate committees
▪          Up to 10 non-USBFS users including advisor, legal, audit, etc.
▪          Complete application, data and user security – data encryption and password protected
▪          On-line customized board materials preparation workflow
▪          Includes web-based and local/off-line versions
▪          Includes complete initial and ongoing user training
▪          Includes 24/7/365 access via toll free number
▪          Includes remote diagnostics for each user, including firewall and network issues
▪          Triple server backup / failover
Annual Fee
▪          $____ /year (includes 10 external users)
▪          $____ /year per additional user
        $____ implementation/setup fee